As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-150383

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunGard Data Systems Inc.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7374	51-0267091
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 East Swedesford Road Wayne, Pennsylvania 19087

(484)-582-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Victoria E. Silbey, Esq.

General Counsel

680 East Swedesford Road Wayne, Pennsylvania 19087

(484)-582-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Approximate date of commencement of proposed offer: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐.	Accelerated filer ☐.

Non-accelerated filer ☒ (Do not check if a smaller reporting company).	Smaller reporting company ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9 1/8% Senior Notes due 2013	(1)	(1)	(1)
10 1/4% Senior Subordinated Notes due 2015	(1)	(1)	(1)
Guarantees of 9 1/8% Senior Notes due 2013(2)	(1)	(1)	(1)
Guarantees of 10 1/4% Senior Subordinated Notes due 2015(2)	(1)	(1)	(1)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by an affiliate of the registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.
(2)	See inside facing page for additional registrant guarantors.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Aceva Technologies LLC	Delaware	77-0520546	1810 Gateway Drive Suite 360 San Mateo, CA 94404

Advanced Portfolio Technologies, Inc.	Delaware	22-3245876	90 Broad Street New York, NY 10004

Applied Securities Technical Evaluation & Consulting, Inc.	Delaware	73-1681066	600 Blair Park Williston, VT 05495

Automated Securities Clearance LLC	Delaware	22-3701255	545 Washington Blvd. 7th Floor Jersey City, NJ 07310

BancWare LLC	Delaware	04-2766162	3 Post Office Square 11th Floor Boston, MA 02109

Cooperative Research Services, Inc	Vermont	03-0356574	600 Blair Park Williston, VT 05495

Derivatech Risk Solutions Inc.	Delaware	48-1286297	1 S. Walker St. Suite 400 Chicago, IL 60606

Exeter Educational Management Systems, Inc.	Massachusetts	04-3123926	141 Portland St. Cambridge, MA 02139

HTE – UCS, Inc.	Florida	59-2486196	2005 W. Cypress Creed Rd. Suite 100 Fort Lauderdale, FL 33309-1835

Inflow LLC	Delaware	84-1439489	680 E. Swedesford Rd. Wayne, PA 19087

MBM Inc.	Delaware	23-3091216	680 E. Swedesford Rd. Wayne, PA 19087

Online Securities Processing Inc.	Delaware	77-0589377	680 E. Swedesford Rd. Wayne, PA 19087

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SIS Europe Holdings LLC (formerly known as SIS Europe Holdings Inc.).	Delaware	41-1511643	1105 North Market Street Suite 1412 Wilmington, DE 19801

SRS Development Inc.	Delaware	23-2746281	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard Advisor Technologies Inc.	California	68-0129857	2399 Gateway Oaks Drive Suite 200 Sacramento, CA 95833

SunGard Asia Pacific Inc.	Delaware	51-0370861	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard Asset Management Systems LLC	Delaware	23-2889386	40 General Warren Blvd. Suite 200 Malvern, PA 19355

SunGard Availability Services LP	Pennsylvania	23-2106195	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Availability Services Ltd.	Delaware	23-3024711	680 E. Swedesford Rd. Wayne, PA 19087

SunGard AvantGard (US) Inc.	Pennsylvania	23-1924142	1150 First Ave Park View Tower Suite 850 King of Prussia, PA 19406

SunGard AvantGard LLC	California	95-3440473	23975 Park Sorrento 4th Floor Calabasas, CA 91302

SunGard AvantGard Receivables LLC	Delaware	22-2885721	300 Lanidex Plaza Parsippany, NJ 07054

SunGard Business Systems LLC	Delaware	59-1086117	104 Inverness Center Place Birmingham, AL 35242

SunGard Canada Holdings Inc.	Delaware	51-0389725	1105 North Market Street Suite 1412 Wilmington, DE 19801

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Computer Services LLC	Delaware	68-0499469	600 Laurel Road Voorhees, NJ 08043

SunGard Consulting Services LLC (formerly known as SunGard Consulting Services Inc.).	Delaware	87-0727844	10375 Richmond Suite 700 Houston, TX 77042

SunGard Corbel LLC	California	95-2845556	1660 Prudential Drive Jacksonville, FL 32207

SunGard CSA LLC	Delaware	20-4280640	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Development Corporation	Delaware	23-2589002	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard DIS Inc.	Delaware	23-2829670	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard Energy Systems Inc.	Delaware	13-4081739	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard eProcess Intelligence LLC	Delaware	13-3217303	70 South Orange Avenue Livingston, NJ 07039

SunGard ERisk Inc.	Delaware	52-2318969	1500 Broadway 18th Floor New York, NY 10036

SunGard Expert Solutions LLC (formerly known as SunGard Expert Solutions Inc.).	Utah	87-0392667	90 S. 400 West Suite 400 Salt Lake City, UT 84101

SunGard Financial Systems LLC	Delaware	23-2585361	601 2nd Avenue South Hopkins, MN 55343

SunGard Higher Education Advancement Inc.	Delaware	52-2197045	1000 Winter St. Suite 1200 Waltham, MA 02451

Sungard Higher Education Inc.	Delaware	23-2303679	4 Country View Road Malvern, PA 19355

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Higher Education Managed Services Inc.	Delaware	23-2414968	2300 Maitland Center Pkwy Suite 340 Maitland, FL 32751

SunGard Institutional Products LLC	Delaware	20-8114088	377 East Butterfield Rd. Suite 800 Lomband, IL 60148

SunGard Investment Systems LLC	Delaware	23-2115509	11 Salt Creek Lane Hinsdale, IL 60521

SunGard Investment Ventures LLC	Delaware	51-0297001	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard iWORKS LLC	Delaware	23-2814630	11560 Great Oaks Way Suite 200 Alpharetta, GA 30022

SunGard iWORKS P&C (US) Inc.	Delaware	13-3248040	200 Business Park Dr. Armonk, NY 10504

SunGard Kiodex Inc.	Delaware	13-4100480	628 Broadway Suite 501 New York, NY 10012

SunGard NetWork Solutions Inc.	Delaware	23-2981034	680 E. Swedesford Rd. Wayne, PA 19087

SunGard ProNvest Inc.	Delaware	62-1823351	1203 Carter Street Chattanooga, TN 37402

SunGard Public Sector Inc. (formerly known as SunGard HTE Inc.)	Florida	59-2133858	1000 Business Center Drive Lake Mary, FL 32746

SunGard Public Sector Bi-Tech LLC (formerly known as SunGard Bi-Tech LLC)	Delaware	23-2813553	890 Fortress St. Chico, CA 95973

SunGard Public Sector Pentamation Inc. (formerly known as SunGard Pentamation Inc.)	Pennsylvania	23-1717744	3 West Broad Street Suite 1 Bethlehem, PA 18018

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Reference Data Solutions LLC (formerly known as SunGard Reference Data Solutions Inc.)	Delaware	72-1571745	888 7th Avenue 12th Floor New York, NY 10106

SunGard SAS Holdings Inc.	Delaware	26-0052190	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Securities Finance LLC	Delaware	13-3799258	12B Manor Parkway Salem, NH 03079

SunGard Securities Finance International LLC	Delaware	13-3809371	12B Manor Parkway Salem, NH 03079

SunGard Shareholder Systems LLC	Delaware	23-2025519	951 Mariners Island Blvd. 5th Floor San Mateo, CA 94404

SunGard Signix Inc.	Delaware	03-0472727	1203 Carter Street Chattanooga, TN 37402

SunGard Software, Inc.	Delaware	51-0287708	1105 North Market St. Suite 1412 Wilmington, DE 19801

SunGard SSF Canada Holdings Inc.	Delaware	20-5501349	680 East Swedesford Rd. Wayne, PA 19087

SunGard Systems International Inc.	Pennsylvania	23-2490902	560 Lexington Avenue 9th Floor New York, NY 10022

SunGard Technology Services LLC	Delaware	23-2579118	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Trust Systems LLC	Delaware	23-2139612	5510 77 Center Drive Charlotte, NC 28217

SunGard VeriCenter, Inc	Delaware	76-0624039	680 East Swedesford Rd Wayne, PA 19087

SunGard VPM Inc.	New York	11-3159462	1660 Walt Whitman Rd, Suite 130 Melville, NY, 11747

SunGard Workflow Solutions LLC	Delaware	63-1019430	104 Inverness Place Birmingham, AL 35242

Wall Street Concepts LLC (formerly known as Wall Street Concepts Inc.).	Delaware	13-3977917	44 Wall Street 3rd Floor New York, NY 10005

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. is being filed for the purpose of updating Part II of the Registration Statement and filing an exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Each of the registration rights agreements relating to the securities of the Registrants being registered hereby provides that SunGard Data Systems Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $75,000.

Item 14.	Indemnification of Directors and Officers.

(a) SunGard Data Systems Inc., Advanced Portfolio Technologies, Inc., Applied Securities Technical Evaluation & Consulting, Inc., Derivatech Risk Solutions Inc., MBM Inc., Online Securities Processing Inc., SRS Development Inc., SunGard Asia Pacific Inc., SunGard Availability Services, Ltd., SunGard Canada Holdings Inc., SunGard Development Corporation, SunGard DIS Inc., SunGard Energy Systems Inc., SunGard ERisk Inc., SunGard Higher Education Advancement Inc., SunGard Higher Education Inc., SunGard Higher Education Managed Services Inc., SunGard iWORKS P&C (US) Inc., SunGard Kiodex Inc., SunGard NetWork Solutions Inc., SunGard ProNvest Inc., SunGard SAS Holdings Inc., SunGard Signix Inc., SunGard Software Inc., SunGard SSF Canada Holdings Inc. and SunGard VeriCenter Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of SunGard Data Systems Inc. and each of SunGard Data Systems Inc.’s guarantors incorporated in Delaware and listed above provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.

(b) Aceva Technologies LLC, Automated Securities Clearance LLC, BancWare LLC, Inflow LLC, SIS Europe Holdings LLC, SunGard Asset Management Systems LLC, SunGard AvantGard Receivables LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Institutional Products LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Public Sector Bi-Tech LLC, SunGard Reference Data Solutions LLC, SunGard Securities Finance LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC, SunGard Trust Systems LLC, SunGard Workflow Solutions LLC and Wall Street Concepts LLC are each limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with these provisions, the Limited Liability Company Agreements of Aceva Technologies LLC, Automated Securities Clearance LLC, BancWare LLC, Inflow LLC, SunGard Europe Holdings LLC, SunGard Asset Management Systems LLC, SunGard AvantGard Receivables LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Institutional Products LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Public Sector Bi-Tech LLC, SunGard Reference Data Solutions LLC, SunGard Securities Finance LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC, SunGard Trust Systems LLC, SunGard Workflow Solutions LLC and Wall Street Concepts LLC state that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(c) SunGard Advisor Technologies Inc. is incorporated under the laws of California.

Under Section 317 of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

The articles of incorporation and/or the bylaws of the corporation provides that each corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the CGCL.

The corporation may also purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the applicable law.

(d) SunGard AvantGard LLC and SunGard Corbel LLC are limited liability companies organized under the laws of California.

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Limited Liability Company Agreement of each of SunGard AvantGard LLC and SunGard Corbel LLC states that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(e) HTE-UCS, Inc. and SunGard Public Sector Inc. are each incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act, as amended (“FBCA”), grants each corporation organized thereunder the authority to indemnify each of its directors and officers in connection with actions, suits and proceedings brought against such person if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceeding, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or by a committee of directors duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the corporation’s shareholders who were not parties to the proceeding.

The FBCA further provides that the corporations may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director’s responsibilities under any other law, such as federal securities laws.

The articles of incorporation and/or the by-laws of each of the corporations provides that each corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

(f) Exeter Educational Management Systems, Inc. is incorporated under the laws of Massachusetts.

Chapter 156B, Section 67 of the Annotated Laws of Massachusetts (the Massachusetts Business Corporation Act) (“MBCA”) states that indemnification of directors, officers, employees and other agents of a corporation may be provided by it to whatever extent authorized by the articles of organization or a bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or bylaws otherwise require, indemnification of any such persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification.

No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

A corporation shall also have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation whether or not the corporation would have the power to indemnify him against such liability.

The articles of organization and/or the bylaws of the corporation provide that, to the fullest extent permitted by the MBCA, as amended from time to time, the corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the MBCA.

The corporation, acting through its board of directors, has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization in which it has an interest, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

(g) SunGard VPM Inc. is incorporated under the laws of New York.

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

A corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The bylaws of the corporation provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(h) SunGard Avant Gard (US) Inc., SunGard Public Sector Pentamation Inc. and SunGard Systems International Inc. are each incorporated under the laws of Pennsylvania.

Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The bylaws of each of the corporations provide that each corporation may indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, to the fullest extent permitted by the PBCL, from time to time.

(i) SunGard Availability Services LP is a limited partnership governed by the laws of Pennsylvania.

Under Section 8508 of the Pennsylvania Revised Uniform Limited Partnership Act, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as are set forth in the partnership agreement. Indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of limited partnership or partnership agreement may not provide for indemnification in the case of willful misconduct or recklessness.

Indemnification may be granted for any action taken and may be made whether or not the limited partnership would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the limited partnership. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to this section may be paid by the limited partnership in advance of the final disposition of such action or proceeding.

The Agreement of Limited Partnership of SunGard Availability Services LP states that the partnership shall indemnify and hold harmless the general partner, any member, manager, officer, director, shareholder, employee, or agent of the general partner, and any officer of the partnership against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the partnership or in furtherance of the partnership’s interests, without relieving the indemnified party of liability for willful misconduct or recklessness. The satisfaction of any indemnification is limited to the partnership’s assets and no partner shall have any liability on account thereof. This indemnification right includes the right to be paid or reimbursed by the indemnified party in advance of the disposition of any proceeding.

(j) SunGard Expert Solutions LLC is a Utah Limited Liability Company.

Sections 1801 through 1809 of the Utah Revised Limited Liability Company Act (the “URLLCA”), subject to the limitations and procedures contained therein, provide for mandatory and discretionary indemnification of a limited liability company’s managers, members and other personnel, and related matters.

Section 1802 of the URLLCA provides that a company may indemnify an individual made a party to a proceeding because the individual is or was a manager of a company, against liability incurred in the proceeding if: (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in, or not opposed to, the best interests of the company; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 1802 of the URLLCA further provides, however, that the company may not indemnify a manager thereunder: (i) in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company; or (ii) in connection with any other proceeding charging improper personal benefit to the manager, whether or not in the individual’s official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by the manager.

Section 1803 of the URLLCA provides that, unless limited by its articles of organization, a company shall indemnify a manager who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which the manager was a party because of being a manager of the company, against reasonable expenses, including attorneys’ fees, incurred by the manager in connection with the proceeding or claim to which the individual has been successful.

Section 1807 of the URLLCA provides that, unless a company’s articles of organization provide otherwise, to the same extent as a manager, (i) a member of the company is entitled to mandatory indemnification under Section 1803 thereof and is entitled to apply for court-ordered indemnification under Section 1805 thereof; and (ii) that the company may indemnify and advance expenses to a member, employee, fiduciary or agent of the company to the same extent as a manager.

SunGard Expert Solutions LLC’s operating agreement provides that the company, to the fullest extent permitted by law, shall indemnify and hold harmless the member, and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company and from liabilities or obligations of the company imposed on such indemnified party by virtue of such indemnified party’s position with the company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that the indemnification under the operating agreement shall be recoverable only from the assets of the company and not from any assets of the member.

(k) Cooperative Research Services, Inc. is incorporated under the laws of Vermont.

Section 8.51 of the Vermont Business Corporation Act (the “VBCA”) permits a corporation to indemnify an individual who is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the individual in connection with any proceeding to which the individual may be made a party by reason of the individual’s service in that capacity if: (i) the director conducted himself or herself in good faith, (ii) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (iii) in a proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable to the corporation in a proceeding by or in the right of a corporation, or on the basis that a personal benefit was improperly received by the director in a proceeding charging improper personal benefit to the director. In addition, Section 8.52 of the VBCA provides that, unless limited in a corporation’s charter, a corporation shall indemnify its directors who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding.

The amended and restated bylaws of the corporation provide that the corporation shall indemnify any person who is or was or shall be a director or officer of the corporation, to the full extent permitted by Section 856 of the VBCA and any other relevant provisions of the VBCA as amended from time to time.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 27, 2005, between Solar Capital Corp. and SunGard Data Systems Inc. (incorporated herein by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated March 27, 2005 and filed March 28, 2005 (Commission File No. 1-12989)).

3.1	Amended and Restated Certificate of Incorporation of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

3.2	Amended and Restated Bylaws of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

3.3***	Certificate of Formation of Aceva Technologies LLC

3.4***	Limited Liability Company Agreement of Aceva Technologies LLC

3.5****	Certificate of Incorporation of Advanced Portfolio Technologies, Inc.

3.6****	Bylaws of Advanced Portfolio Technologies, Inc.

3.7****	Certificate of Incorporation of Applied Securities Technical Evaluation & Consulting, Inc.

3.8****	Bylaws of Applied Securities Technical Evaluation & Consulting, Inc.

3.9*	Certificate of Formation of Automated Securities Clearance LLC

3.10*	Limited Liability Company Agreement of Automated Securities Clearance LLC

3.11*	Certificate of Formation of BancWare LLC

3.12*	Limited Liability Company Agreement of BancWare LLC

3.13****	Certificate of Incorporation of Cooperative Research Services, Inc.

3.14****	By-laws of Cooperative Research Services, Inc.

3.15*	Certificate of Incorporation of Derivatech Risk Solutions Inc.

3.16*	By-laws of Derivatech Risk Solutions Inc.

3.17*	Articles of Organization of Exeter Educational Management Systems, Inc.

3.18*	By-laws of Exeter Educational Management Systems, Inc.

3.19*	Certificate of Incorporation of HTE – UCS, Inc.

3.20*	By-laws of HTE – UCS, Inc.

3.21*	Certificate of Formation of Inflow LLC

3.22*	Limited Liability Company Agreement of Inflow LLC

3.23*	Certificate of Incorporation of MBM Inc.

3.24*	By-laws of MBM Inc.

3.25*	Certificate of Incorporation of Online Securities Processing Inc.

3.26*	By-laws of Online Securities Processing Inc.

3.27****	Certificate of Formation—Conversion of SIS Europe Holdings LLC (formerly known as SIS Europe Holdings Inc.)

3.28****	Limited Liability Company Agreement of SIS Europe Holdings LLC (formerly known as SIS Europe Holdings Inc.)

3.29*	Certificate of Incorporation of SRS Development Inc.

3.30*	By-laws of SRS Development Inc.

3.31*	Certificate of Incorporation of SunGard Advisor Technologies Inc.

3.32*	By-laws of SunGard Advisor Technologies Inc.

3.33*	Certificate of Incorporation of SunGard Asia Pacific Inc.

3.34*	By-laws of SunGard Asia Pacific Inc.

3.35*	Certificate of Formation of SunGard Asset Management Systems LLC

3.36*	Limited Liability Company Agreement of SunGard Asset Management Systems LLC

3.37*	Certificate of Limited Partnership of SunGard Availability Services LP

3.38*	Limited Partnership Agreement of SunGard Availability Services LP

3.39*	Certificate of Incorporation of SunGard Availability Services Ltd.

3.40*	By-laws of SunGard Availability Services Ltd.

3.41***	Certificate of Incorporation of SunGard AvantGard (US) Inc.

3.42***	By-laws of SunGard AvantGard (US) Inc.

3.43***	Certificate of Formation of SunGard AvantGard LLC

3.44***	Limited Liability Company Agreement of SunGard AvantGard LLC

3.45***	Certificate of Formation of SunGard AvantGard Receivables LLC

3.46***	Limited Liability Company Agreement of SunGard AvantGard Receivables LLC

3.47*	Certificate of Formation of SunGard Business Systems LLC

3.48*	By-laws of SunGard Business Systems LLC

3.49*	Certificate of Incorporation of SunGard Canada Holdings Inc.

3.50*	By-laws of SunGard Canada Holdings Inc.

3.51*	Certificate of Formation of SunGard Computer Services LLC

3.52****	Limited Liability Company Agreement of SunGard Computer Services LLC

3.53****	Certificate of Formation—Conversion of SunGard Consulting Services LLC (formerly known as SunGard Consulting Services Inc.)

3.54****	Limited Liability Company Agreement of SunGard Consulting Services LLC (formerly known as SunGard Consulting Services Inc.)

3.55*	Certificate of Formation—Conversion of SunGard Corbel LLC

3.56*	Limited Liability Company Agreement of SunGard Corbel LLC

3.57*	Certificate of Formation of SunGard CSA LLC

3.58*	Limited Liability Company Agreement of SunGard CSA LLC

3.59*	Certificate of Incorporation of SunGard Development Corporation

3.60*	By-laws of SunGard Development Corporation

3.61*	Certificate of Incorporation of SunGard DIS Inc.

3.62*	By-laws of SunGard DIS Inc.

3.63*	Certificate of Incorporation of SunGard Energy Systems Inc.

3.64*	By-laws of SunGard Energy Systems Inc.

3.65**	Certificate of Formation of SunGard eProcess Intelligence LLC

3.66**	Limited Liability Company Agreement of SunGard eProcess Intelligence LLC

3.67*	Certificate of Incorporation of SunGard ERisk Inc.

3.68*	By-laws of SunGard ERisk Inc.

3.69****	Articles of Organization—Conversion of SunGard Expert Solutions LLC (formerly SunGard Expert Solutions Inc.)

3.70****	Operating Agreement of SunGard Expert Solutions LLC (formerly known as SunGard Expert Solutions Inc.)

3.71*	Certificate of Formation of SunGard Financial Systems LLC

3.72*	By-laws of SunGard Financial Systems LLC

3.73**	Certificate of Incorporation of SunGard Higher Education Advancement Inc.

3.74**	By-laws of SunGard Higher Education Advancement Inc.

3.75**	Certificate of Incorporation of SunGard Higher Education Inc.

3.76**	By-laws of SunGard Higher Education Inc.

3.77**	Certificate of Incorporation of SunGard Higher Education Managed Services Inc.

3.78**	By-laws of SunGard Higher Education Managed Services Inc.

3.79***	Certificate of Formation of SunGard Institutional Products LLC

3.80***	Limited Liability Company Agreement of SunGard Institutional Products LLC

3.81*	Certificate of Formation of SunGard Investment Systems LLC

3.82*	Limited Liability Company Agreement of SunGard Investment Systems LLC

3.83*	Certificate of Formation of SunGard Investment Ventures LLC

3.84*	Limited Liability Company Agreement of SunGard Investment Ventures LLC

3.85***	Certificate of Formation of SunGard iWORKS LLC

3.86***	Limited Liability Company Agreement of SunGard iWORKS LLC

3.87****	Certificate of Incorporation of SunGard iWORKS P&C (US) Inc.

3.88***	By-laws of SunGard iWORKS P&C (US) Inc.

3.89*	Certificate of Incorporation of SunGard Kiodex Inc.

3.90*	By-laws of SunGard Kiodex Inc.

3.91*	Certificate of Incorporation of SunGard NetWork Solutions Inc.

3.92*	By-laws of SunGard NetWork Solutions Inc.

3.93***	Certificate of Incorporation of SunGard ProNvest Inc.

3.94***	By-laws of SunGard ProNvest Inc.

3.95****	Certificate of Incorporation of SunGard Public Sector Inc. (formerly known as SunGard HTE Inc.)

3.96****	By-laws of SunGard Public Sector Inc. (formerly known as SunGard HTE Inc.)

3.97****	Certificate of Formation of SunGard Public Sector Bi-Tech LLC (formerly known as SunGard Bi-Tech LLC)

3.98****	Limited Liability Company Agreement of SunGard Public Sector Bi-Tech LLC (formerly known as SunGard Bi-Tech LLC)

3.99****	Certificate of Incorporation of SunGard Public Sector Pentamation Inc. (formerly known as SunGard Pentamation Inc.)

3.100****	By-laws of SunGard Public Sector Pentamation Inc. (formerly known as SunGard Pentamation Inc.)

3.101****	Certificate of Formation—Conversion of SunGard Reference Data Solutions LLC (formerly known as SunGard Reference Data Solutions Inc.)

3.102****	Limited Liability Company Agreement of SunGard Reference Data Solutions LLC (formerly known as SunGard Reference Data Solutions Inc.)

3.103*	Certificate of Incorporation of SunGard SAS Holdings Inc.

3.104*	By-laws of SunGard SAS Holdings Inc.

3.105*	Certificate of Formation of SunGard Securities Finance LLC

3.106*	By-laws of SunGard Securities Finance LLC

3.107***	Certificate of Formation of SunGard Securities Finance International LLC

3.108***	Limited Liability Company Agreement of SunGard Securities Finance International LLC

3.109*	Certificate of Formation of SunGard Shareholder Systems LLC

3.110*	Limited Liability Company Agreement of SunGard Shareholder Systems LLC

3.111***	Certificate of Incorporation of SunGard Signix Inc.

3.112***	By-laws of SunGard Signix Inc.

3.113*	Certificate of Incorporation of SunGard Software, Inc.

3.114*	By-laws of SunGard Software, Inc.

3.115***	Certificate of Incorporation of SunGard SSF Canada Holdings Inc.

3.116***	By-laws of SunGard SSF Canada Holdings Inc.

3.117*	Certificate of Incorporation of SunGard Systems International Inc.

3.118*	By-laws of SunGard Systems International Inc.

3.119*	Certificate of Formation of SunGard Technology Services LLC

3.120*	Limited Liability Company Agreement of SunGard Technology Services LLC

3.121*	Certificate of Formation of SunGard Trust Systems LLC

3.122*	Limited Liability Company Agreement of SunGard Trust Systems LLC

3.123****	Certificate of Formation of SunGard VeriCenter, Inc.

3.124****	By-Laws of SunGard VeriCenter, Inc.

3.125***	Certificate of Incorporation of SunGard VPM Inc.

3.126***	By-laws of SunGard VPM Inc.

3.127*	Certificate of Formation of SunGard Workflow Solutions LLC

3.128*	Limited Liability Company Agreement of SunGard Workflow Solutions LLC

3.129****	Certificate of Formation of Wall Street Concepts LLC (formerly known as Wall Street Concepts Inc.)

3.130****	Limited Liability Company Agreement of Wall Street Concepts LLC (formerly known as Wall Street Concepts Inc.)

4.1	Indenture, dated as of January 15, 2004, between SunGard Data Systems Inc. and The Bank of New York, as trustee (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission file No. 1-12989)).

4.2	Indenture, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 9 1/8% Senior Notes and Senior Floating Rate Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

4.3	Indenture, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/4% Senior Subordinated Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

4.4	Registration Rights Agreement, dated as of January 15, 2004, between SunGard Data Systems Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchase (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-12989)).

4.5	Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the 9 1/8% Senior Notes and Senior Floating Rate Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

4.6	Registration Rights Agreement, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., relating to the 10 1/4% Senior Subordinated Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

5.1****	Opinion of Simpson Thacher & Bartlett LLP

10.1	Lease, dated April 12, 1984, between SunGard and Broad and Noble Associates, Inc., relating to SunGard’s facility at 401 North Broad Street, Philadelphia, Pennsylvania, and Amendments thereto, dated October 18, 1989, September 30, 1991 and November 19, 1992 (“401 Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 0-14232)).

10.2	Amendment to 401 Lease, dated October 9, 1995 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-14232)).

10.3	Amendment to 401 Lease, dated December 23, 1996 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 0-14232)).

10.4	Amendment to 401 Lease, dated March 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.5	Amendment to 401 Lease, dated December 18, 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.6	Amendment to 401 Lease, dated June 9, 1999 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 1-12989)).

10.7	Amendment to 401 Lease, dated June 29, 2000 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 1-12989)).

10.8	Amendment to 401 Lease, dated March 31, 2006 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (Commission File No. 1-12989)).

10.9	October 1999 Lease by and between Russo Family Limited Partnership and SunGard (as successor to Comdisco, Inc.); Amendment to Lease Agreement, dated November 15, 2001, by and between Russo Family Limited Partnership and SunGard; and Lease Assignment and Assumption Agreement, dated November 15, 2001, between Comdisco, Inc. and SunGard (each relating to SunGard’s facility at 777 Central Boulevard, Carlstadt, New Jersey) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 1-12989)).

10.10	August 2002 Lease Agreement between 760 Washington Avenue, L.L.C. and SunGard relating to SunGard’s facility at 760 Washington Avenue, Carlstadt, New Jersey (“760 Washington Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 1-12989)).

10.11	Amendment to 760 Washington Lease, dated May 16, 2003 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-12989)).

10.12	January 2005 Lease Agreement between 410 Commerce L.L.C. and SunGard relating to SunGard’s facility at 410 Commerce Boulevard, Carlstadt, New Jersey (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 1-12989)).

10.13	Credit Agreement, dated as of August 11, 2005, among Solar Capital Corp., the overseas borrowers party thereto, SunGard Holdco LLC, SunGard Data Systems Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party thereto, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Co-Syndication Agents, and Barclays Bank PLC and The Royal Bank of Canada, as Co-Documentation Agents (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.14	Amendment dated February 28, 2007 to Credit Agreement (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K dated February 28, 2007 and filed March 2, 2007 (Commission File No. 1-12989)).

10.15	Guarantee Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.16	Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.17	Intellectual Property Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.18	First Step Receivables Purchase Agreement, dated as of August 11, 2005, by and among Certain Subsidiaries of SunGard Data System Inc., as Sellers and SunGard Financing LLC (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.19	Second Step Receivables Purchase Agreement, dated as of August 11, 2005, by and among SunGard Financing LLC as Transferor, and SunGard Funding II LLC, as the Transferee (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.20	Insured Receivables Credit Agreement, dated as of August 11, 2005, among SunGard Funding LLC as the Borrower, the Persons Party thereto as Conduit Lenders, Committed Lenders and
Funding Agents, Financial Guaranty Insurance Company as Insurer and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.21	Amendment No. 1 to Insured Receivables Credit Agreement, dated as of December 21, 2005, (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 21, 2005 and filed December 23, 2005 (Commission File No. 1-12989)).

10.22	Insured Receivables Facility Performance Undertaking, dated as of August 11, 2005, executed by SunGard Data Systems Inc. in favor of SunGard Financing LLC, together with its successors and assigns, including JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of the Lenders and the Insurer (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.23	Insured Receivables Facility Security Agreement, dated as of August 11, 2005, among SunGard Funding LLC, as Grantor and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.24	Insured Receivables Facility Collection Agent Agreement, dated as of August 11, 2005, by and between SunGard Data Systems Inc., as Collection Agent, and SunGard Funding LLC (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.25	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 14, 2004 and filed on December 20, 2004).

10.26	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 14, 2004 and filed on December 20, 2004).

10.27	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.28	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in California, the United Kingdom and Switzerland (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.29	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in South Carolina and Alabama (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.30	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.31	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in California, the United Kingdom and Switzerland employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.32	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in South Carolina and Alabama employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.33	Employment Agreement between Cristóbal Conde and SunGard Data Systems Inc., dated and effective as of August 11, 2005 (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.34	Employment Agreement between Eric Berg and SunGard, dated and effective as of October 9, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.35	Employment Agreement between Gil Santos and SunGard, dated and effective as of November 15, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.36	SunGard 2005 Management Incentive Plan as Amended September 6, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.37	SunGard Dividend Rights Plan as Amended September 6, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.38	Forms of Rollover Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.39	Forms of Time-Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.40	Forms of Performance Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.41	Forms of Time-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.42	Forms of Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.43	Forms of Time-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.44	Forms of Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.45	Form of Indemnification Agreement entered into by SunGard with its directors and officers (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (Commission File No. 0-14232)).

10.46	Form of Indemnification Agreement between SunGard Capital Corporation, SunGard Capital Corporation II, SunGard Holding Corporation, SunGard HoldCo LLC, SunGard Data Systems Inc. and directors and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.47	Stockholders Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.48	Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and Certain Persons who will be Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.49	Principal Investor Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and the Principal Investors (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.50	Amendment No. 2 to Principal Investor Agreement, dated as of January 31, 2008 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.51	Management Agreement, dated as of August 11, 2005, by and among SunGard Data Systems Inc., SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Bain Capital Partners, LLC, Blackstone Communications Advisors I L.L.C., Blackstone Management Partners IV L.L.C., Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners V Inc., Silver Lake Management Company, L.L.C. and TPG GenPar IV, L.P. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.52	Summary Description of the Company’s Annual Executive Incentive Compensation Program (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K filed on May 22, 2006 (Commission File No. 001-12989)).

10.53	Agreement between James L. Mann and SunGard Data Systems Inc. dated August 16, 2002 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (Commission File No. 1-12989)), as amended by Amendment dated as of February 25, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (Commission File No. 1-12989)).

12.1	Computations of Ratio of Earnings to Fixed Charges (incorporated by reference to the Exhibit filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (Commission File No. 1-12989)).

21.1	List of Subsidiaries (incorporated by reference to the Exhibit filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (Commission File No. 1-12989)).

23.1****	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2****	Consent of PricewaterhouseCoopers LLP

24.1*****	Powers of Attorney

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 9 1/8% Senior Notes

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 10 1/4% Senior Subordinated Notes

*	Incorporated by reference to the Registration Statement on Form S-4 of SunGard Data Systems Inc. (File No. 333-133383) filed on April 19, 2006.
**	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-135538) filed on July 31, 2006.
***	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-142356) filed on April 25, 2007.
****	Previously filed.
*****	Filed herewith.

(b) Financial Statement Schedules

None.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD DATA SYSTEMS INC.

By:	/s/ CRISTÓBAL CONDE
Name: Cristóbal Conde
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Cristóbal Conde	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

* Michael J. Ruane	Senior Vice President–Finance and Chief Financial Officer (Principal Financial Officer)	May 9, 2008

* Karen M. Mullane	Vice President and Controller (Principal Accounting Officer)	May 9, 2008

* Chinh E. Chu	Director	May 9, 2008

* John Connaughton	Director	May 9, 2008

* James H. Greene	Director	May 9, 2008

* Glenn H. Hutchins	Chairman of the Board of Directors	May 9, 2008

* James L. Mann	Director	May 9, 2008

* John Marren	Director	May 9, 2008

* Sanjeev Mehra	Director	May 9, 2008

* Julie Richardson	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 9, 2008.

ACEVA TECHNOLOGIES LLC

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt
Title: Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	Segment President, Corporates & Treasury (Principal Executive Officer)	May 9, 2008

* David W. Jeffers	Vice President—Finance and Segment Financial Officer, Corporates & Treasury (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

By:	/S/ EMANUEL MOND
Name: Emanuel Mond
Title: President and Segment President, Alternative Investments

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Emanuel Mond	President and Segment President, Alternative Investments (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. MeDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Vermont, on May 9, 2008.

APPLIED SECURITIES TECHNICAL EVALUATION & CONSULTING, INC.

By:	/S/ BRIAN A. TRAQUAIR
Name: Brian A. Traquair Title: President and Segment President, Capital Markets & Investment Banking

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian A. Traquair	President and Segment President, Capital Markets & Investment Banking (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on May 9, 2008.

AUTOMATED SECURITIES CLEARANCE LLC

By:	/S/ JAMES E. ASHTON III
Name: James E. Ashton III
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 9, 2008.

BANCWARE LLC

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt Title: President and Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	President and Segment President, Corporates & Treasury (Principal Executive Officer)	May 9, 2008

* Kevin J. Keating	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williston, State of Vermont, on May 9, 2008.

COOPERATIVE RESEARCH SERVICES, INC.

By:	/S/ BRIAN A. TRAQUAIR
Name: Brian A. Traquair Title: President and Segment President, Capital Markets & Investment Banking

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian A. Traquair	President and Segment President, Capital Markets & Investment Banking (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 9, 2008.

DERIVATECH RISK SOLUTIONS INC.

By:	/S/ BRIAN A. TRAQUAIR
Name: Brian A. Traquair
Title: President and Segment President, Capital Markets & Investment Banking

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian A. Traquir	President and Segment President, Capital Markets & Investment Banking (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 9, 2008.

EXETER EDUCATIONAL MANAGEMENT SYSTEMS, INC.

By:	/S/ BRIAN J. MADOCKS
Name: Brian J. Madocks Title: President and Chief Executive Officer, SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian J. Madocks	President and Chief Executive Officer, SunGard Higher Education (Principal Executive Officer)	May 9, 2008

* John A. Milana	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Brian J. Madocks	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 9, 2008.

HTE – UCS, INC.

By:	/S/ GILBERT O. SANTOS
Name: Gilbert O. Santos
Title: President and Chief Executive Officer, SunGard Public Sector

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gilbert O. Santos	President and Chief Executive Officer, SunGard Public Sector (Principal Executive Officer)	May 9, 2008

* C. Joseph Slattery	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Gilbert O. Santos	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

INFLOW LLC

By:	/S/ ERIC A. BERG
Name: Eric A. Berg
Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services and Manager (Principal Executive Officer)	May 9, 2008

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

MBM INC.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Eric A. Berg	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

ONLINE SECURITIES PROCESSING INC.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SIS EUROPE HOLDINGS LLC (formerly known as SIS Europe Holdings Inc.)

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Karen M. Mullane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SRS DEVELOPMENT INC.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Karen M. Mullane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on May 9, 2008.

SUNGARD ADVISOR TECHNOLOGIES INC.

By:	/S/ KEVIN T. RAFFERTY
Name: Kevin T. Rafferty
Title: President and Segment President, Wealth Management

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin T. Rafferty	President and Segment President, Wealth Management (Principal Executive Officer)	May 9, 2008

* Jonelle M. Stenson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD ASIA PACIFIC INC.

By:	/S/ HAROLD C. FINDERS
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Vice President and Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD ASSET MANAGEMENT SYSTEMS LLC

By:	/S/ MARYANNE D. CAMPBELL
Name: Maryanne D. Campbell
Title: President—SunGard Wealth Management Accounting Group

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Maryanne D. Campbell	President—SunGard Wealth Management Accounting Group (Principal Executive Officer)	May 9, 2008

* Randall J. James	Chief Financial Officer—SunGard Wealth Management Accounting Group (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD AVAILABILITY SERVICES LP

By:	/S/ ERIC A. BERG
Name: Eric A. Berg
Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services (Principal Executive Officer) and Manager of SunGard Technology Services LLC, the General Partner	May 9, 2008

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael J. Ruane	Manager of the General Partner	May 9, 2008

* Victoria E. Silbey	Manager of the General Partner	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD AVAILABILITY SERVICES LTD.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Karen M. Mullane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

* Howard Wallis	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD AVANTGARD (US) INC.

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt
Title: President and Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	President and Segment President, Corporates & Treasury (Principal Executive Officer)	May 9, 2008

* David W. Jeffers	Vice President—Finance and Segment Financial Officer, Corporates & Treasury (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attoiney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on May 9, 2008.

SUNGARD AVANTGARD LLC

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt Title: President and Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	President and Segment President, Corporates & Treasury (Principal Executive Officer)	May 9, 2008

* David W. Jeffers	Vice President—Finance and Segment Financial Officer, Corporates & Treasury (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on May 9, 2008.

SUNGARD AVANTGARD RECEIVABLES LLC

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt Title: President and Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	President and Segment President, Corporates & Treasury (Principal Executive Officer)	May 9, 2008

* David W. Jeffers	Vice President—Finance and Segment Financial Officer, Corporates & Treasury (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 9, 2008.

SUNGARD BUSINESS SYSTEMS LLC

By:	/S/ JAMES E. ASHTON III
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SUNGARD CANADA HOLDINGS INC.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Voorhees, State of New Jersey, on May 9, 2008.

SUNGARD COMPUTER SERVICES LLC

By:	/S/ WILLIAM J. STEFANELLI
Name: William J. Stefanelli Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William J. Stefanelli	President (Principal Executive Officer)	May 9, 2008

* Kenneth R. Buchanan	Vice President—Finance and Segment Financial Officer, Workflow and Business Processing (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 9, 2008.

SUNGARD CONSULTING SERVICES LLC (formerly known as SunGard Consulting Services Inc.)

By:	/S/ DOUGLAS R. WENDLER
Name: Douglas R. Wendler Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas R. Wendler	President (Principal Executive Officer)	May 9, 2008

* W. Scott Kurtz	Managing Director—Internal Operations (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 9, 2008.

SUNGARD CORBEL LLC

By:	/S/ DONALD D. MACKANOS
Name: Donald D. Mackanos Title: President and Segment President, Benefit Administration

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald D. Mackanos	President and Segment President, Benefit Administration (Principal Executive Officer)	May 9, 2008

* David D. Verre	Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD CSA LLC

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Ron M. Lang	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SUNGARD DEVELOPMENT CORPORATION

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Karen M. Mullane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SUNGARD DIS INC.

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD ENERGY SYSTEMS INC.

By:	/S/ MEHMET I. MANDALINCI
Name: Mehmet I. Mandalinci Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mehmet I. Mandalinci	President (Principal Executive Officer)	May 9, 2008

* Robert J. Low	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on May 9, 2008.

SUNGARD EPROCESS INTELLIGENCE LLC

By:	/S/ THOMAS E. KING
Name: Thomas E. King Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas E. King	President (Principal Executive Officer)	May 9, 2008

* Adrian Rickard	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

SUNGARD ERISK INC.

By:	/S/ KENNETH R. DUMMITT
Name: Kenneth R. Dummitt Title: President and Segment President, Corporates & Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth R. Dummitt	President and Segment President, corporates & Treasury (Principal Executive Officer)	May 9, 2008

* Kevin J. Keating	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 9, 2008.

SUNGARD EXPERT SOLUTIONS LLC (formerly known as SunGard Expert Solutions Inc.)

By:	/S/ KEVIN T. RAFFERTY
Name: Kevin T. Rafferty Title: President, and Segment President, Wealth Managment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin T. Rafferty	President and Segment President, Wealth Managment (Principal Executive Officer)	May 9, 2008

* James R. Maynard	Controller (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins, State of Minnesota, on May 9, 2008.

SUNGARD FINANCIAL SYSTEMS LLC

By:	/S/ GERARD M. MURPHY
Name: Gerard M. Murphy Title: President and Segment President, Brokerage & Clearance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerard M. Murphy	President and Segment President Brokerage & Clearance (Principal Executive Officer)	May 9, 2008

* Frank McAnally	Vice President—Finance and Segment Financial Officer—Brokerage and Clearance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 9, 2008.

SUNGARD HIGHER EDUCATION ADVANCEMENT INC.

By:	/S/ BRIAN J. MADOCKS
Name: Brian J. Madocks Title: President and Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian J. Madocks	President and Group Chief Executive Officer—SunGard Higher Education (Principal Executive Officer)	May 9, 2008

* John A. Milana	Senior Vice President and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Brian J. Madocks	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD HIGHER EDUCATION INC.

By:	/S/ BRIAN J. MADOCKS
Name: Brian J. Madocks Title: President and Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian J. Madocks	President and Group Chief Executive Officer—SunGard Higher Education (Principal Executive Officer)	May 9, 2008

* John A. Milana	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Brian J. Madocks	Director	May 9, 2008

Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, State of Florida, on May 9, 2008.

SUNGARD HIGHER EDUCATION MANAGED SERVICES INC.

By:	/S/ BRIAN J. MADOCKS
Name: Brian J. Madocks Title: President and Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian J. Madocks	President and Group Chief Executive Officer—SunGard Higher Education (Principal Executive Officer)	May 9, 2008

* John A. Milana	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Brian J. Madocks	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, State of Illinois, on May 9, 2008.

SUNGARD INSTITUTIONAL PRODUCTS LLC

By:	/S/ KEVIN T. RAFFERTY
Name: Kevin T. Rafferty
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin T. Rafferty	President and Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Gregory Vance	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, State of Illinois, on May 9, 2008.

SUNGARD INVESTMENT SYSTEMS LLC

By:	/S/ HAROLD C. FINDERS
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SUNGARD INVESTMENT VENTURES LLC

By:	/S/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Karen M. Mullane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on May 9, 2008.

SUNGARD iWORKS LLC

By:	/S/ GREGORY S. WEBBER
Name: Gregory S. Webber Title: President and Segment President, Insurance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory S. Webber	President and Segment President, Insurance (Principal Executive Officer)	May 9, 2008

* Paula R. Jones	Senior Vice President—Finance and Segment Financial Officer, Insurance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on May 9, 2008.

SUNGARD iWORKS P&C (US) INC.

By:	/S/ GREGORY S. WEBBER
Name: Gregory S. Webber
Title: President and Segment President, Insurance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory S. Webber	President and Segment President, Insurance (Principal Executive Officer)	May 9, 2008

* Paula R. Jones	Vice President—Finance and Segment Financial Officer, Insurance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

SUNGARD KIODEX INC.

By:	/S/ BENJAMIN R. JACKSON
Name: Benjamin R. Jackson Title: Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Benjamin R. Jackson	Chief Operating Officer (Principal Executive Officer)	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD NETWORK SOLUTIONS INC.

By:	/S/ ERIC A. BERG
Name: Eric A. Berg Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services and Director (Principal Executive Officer)	May 9, 2008

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 9, 2008.

SUNGARD PRONVEST INC.

By:	/S/ JAMES A. ASHTON III
Name: James A. Ashton III
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on May 9, 2008.

SUNGARD PUBLIC SECTOR INC. (formerly known as SunGard HTE Inc.)

By:	/S/ THOMAS V. HUBER
Name: Thomas V. Huber Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas V. Huber	President (Principal Executive Officer)	May 9, 2008

* C. Joseph Slattery	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Gilbert O. Santos	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico, State of California, on May 9, 2008.

SUNGARD PUBLIC SECTOR BI-TECH LLC (formerly known as SunGard Bi-Tech LLC)

By:	/S/ AARON A. JOHNSON
Name: Aaron A. Johnson
Title: President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Aaron A. Johnson	President and Chief Operating Officer (Principal Executive Officer)	May 9, 2008

* C. Joseph Slattery	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Gilbert O. Santos	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD PUBLIC SECTOR PENTAMATION INC. (formerly known as SunGard Pentamation Inc.)

By:	/S/ DONALD V. APPLETON
Name: Donald V. Appleton Title: President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald V. Appleton	President and Chief Operating Officer (Principal Executive Officer)	May 9, 2008

* David D. Madea	Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Gilbert O. Santos	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

SUNGARD REFERENCE DATA SOLUTIONS LLC (formerly known as SunGard Reference Data Solutions Inc.)

By:	/S/ JAMES E. ASHTON III
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD SAS HOLDINGS INC.

By:	/s/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Eric A. Berg	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on May 9, 2008.

SUNGARD SECURITIES FINANCE LLC

By:	/s/ BRIAN A. TRAQUAIR
Name: Brian A. Traquair Title: President and Segment President, Capital Markets & Investment Banking

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian A. Traquair	President and Segment President, Capital Markets & Investment Banking (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of New Hampshire, on May 9, 2008.

SUNGARD SECURITIES FINANCE INTERNATIONAL LLC

By:	/s/ BRIAN A. TRAQUAIR
Name: Brian A. Traquair Title: President and Segment President, Capital Markets & Investment Banking

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Brian A. Traquair	President and Segment President, Capital Markets & Investment Banking (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 9, 2008.

SUNGARD SHAREHOLDER SYSTEMS LLC

By:	/s/ HAROLD C. FINDERS
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 9, 2008.

SUNGARD SIGNIX INC.

By:	/S/ KEVIN T. RAFFERTY
Name: Kevin T. Rafferty
Title: Segment President, Wealth Management

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin T. Rafferty	Segment President, Wealth Management (Principal Executive Officer)	May 9, 2008

* Gregory J. Vance	Vice President—Finance and Segment Financial Officer, Wealth Management (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 9, 2008.

SUNGARD SOFTWARE, INC.

By:	/s/ MICHAEL J. RUANE
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD SSF CANADA HOLDINGS INC.

By:	/S/ MICHEAL J. RUANE
Name: Michael J. Ruane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

* Karen M. Mullane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

SUNGARD SYSTEMS INTERNATIONAL INC.

By:	/S/ JAMES E. ASHTON III
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer	May 9, 2008

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael K. Muratore	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD TECHNOLOGY SERVICES LLC

By:	/s/ ERIC A. BERG
Name: Eric A. Berg Title: Group Chief Executive Officer—SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group Chief Executive Officer—SunGard Availability Services and Manager (Principal Executive Officer)	May 9, 2008

* Edward C. McKeever	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 9, 2008.

SUNGARD TRUST SYSTEMS LLC

By:	/s/ MARYANNE D. CAMPBELL
Name: Maryanne D. Campbell Title: President—SunGard Wealth Management Accounting Group

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Maryanne D. Campbell	President—SunGard Wealth Management Accounting Group (Principal Executive Officer)	May 9, 2008

* Randall J. James	Chief Financial Officer—SunGard Wealth Management Accounting Group (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on May 9, 2008.

SUNGARD VERICENTER, INC.

By:	/s/ ERIC A. BERG
Name: Eric A. Berg Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services and Director (Principal Executive Officer)	May 9, 2008

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on May 9, 2008.

SUNGARD VPM INC.

By:	/S/ HAROLD C. FINDERS
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	May 9, 2008

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Director	May 9, 2008

* Michael J. Ruane	Director	May 9, 2008

* Victoria E. Silbey	Director	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 9, 2008.

SUNGARD WORKFLOW SOLUTIONS LLC

By:	/s/ JASON INGRAM
Name: Jason Ingram Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jason Ingram	President (Principal Executive Officer)	May 9, 2008

* Michael L. Foley	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2008.

WALL STREET CONCEPTS LLC

By:	/s/ GERARD M. MURPHY
Name: Gerard M. Murphy Title: President and Segment President, Brokerage & Clearance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gerard M. Murphy	President and Segment, Brokerage & Clearance (Principal Executive Officer)	May 9, 2008

* Frank McAnally	Vice President—Finance and Segment, Financial Officer, Brokerage & Clearance (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

* Thomas J. McDugall	Manager	May 9, 2008

* Michael J. Ruane	Manager	May 9, 2008

* Victoria E. Silbey	Manager	May 9, 2008

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-Fact